Exhibit 5.1

Law Offices

One Logan Square

Suite 2000

Philadelphia, PA

19103-6996

215-988-2700

215-988-2757 fax

www.drinkerbiddle.com

CALIFORNIA

DELAWARE

ILLINOIS

NEW JERSEY

NEW YORK

PENNSYLVANIA

TEXAS

WASHINGTON D.C.

December 31, 2018

Tyme Technologies, Inc.

17 State Street – 7th Floor

New York, New York 10005

Ladies and Gentlemen:

We have acted as counsel to Tyme Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (as amended, the “Securities Act”), on or about the date hereof, relating to the offer and sale by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 12,093,745 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 5,039,597 shares of Common Stock issued by the Company pursuant to Securities Purchase Agreements dated December 18, 2015, February 2, 2016, March 10, 2017 and April 7, 2017 (collectively, the “Securities Purchase Agreements”), (ii) 1,800,000 shares of Common Stock acquired by certain Selling Stockholders in private transactions from affiliates of the Company (the “Affiliates”) on September 29, 2015 ((i) and (ii) together, the “Common Shares”) and (iii) 5,254,198 shares of Common Stock issuable upon exercise of Warrants (the “Warrant Shares”) dated December 18, 2015, February 2, 2016, March 10, 2017 and April 7, 2017 (collectively, the “Warrants”).

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation, the Company’s By-Laws, resolutions of the Company’s Board of Directors, certain resolutions of the Company’s Board of Directors, the Securities Purchase Agreements, the Warrants, the Registration Statement, and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock as we have deemed appropriate. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, that the consideration required from the Affiliates for the issuance of their shares or under the Securities Purchase Agreements or the Warrants has been or will be paid, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the accuracy and completeness of all corporate records and all other information made available to us by the Company.

Based on the foregoing and in reliance thereon, we are of the opinion that:

1.  The Common Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

2.  The Warrant Shares have been duly authorized by the Company and if, when and to the extent any Warrant Shares are issued in accordance with the terms of the applicable Warrant(s), including the due and proper exercise of such Warrant(s) and payment in full to the Company of the exercise price as required thereunder, such Warrant Shares will be validly issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

Please be advised that James Biehl, the Company’s Chief Legal Officer, is of counsel at our firm.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP

Drinker Biddle & Reath LLP